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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-4 No. 333-73786 of Hewlett-Packard Company of our report dated November 23, 1999 relating to the financial statements and financial statement schedule, which appears in the Hewlett-Packard Company's Annual Report on Form 10-K/A for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Prospectus included in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

February 11, 2002